Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of The AES Corporation:

(1)          Registration Statements No. 333-156242, 333-49262, 333-26225, 333-28883, 333-28885, 333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, 333-112331, 333-115028, 33-44498, 333-156242, 333-150508 and 333-135128 on Form S-8;

(2)          Registration Statement No. 333-64572 on Form S-3;

(3)          Registration Statements No. 333-38924, 333-40870, 333-44698, 333-46564, 333-37924 and 333-83767 on Form S-3/A, and

(4)          Registration Statements No. 333-45916, 333-49644, 333-43908 and 333-147951, on Form S-4/A

of our reports dated February 26, 2009, with respect to the consolidated financial statements and schedules of The AES Corporation and the effectiveness of internal control over financial reporting of The AES Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/Ernst & Young

McLean, Virginia

February 26, 2009